Exhibit 10.27

BUNGE LIMITED BOARD OF DIRECTORS

DESCRIPTION OF NON-EMPLOYEE DIRECTORS’
COMPENSATION
( Effective as of February 27, 2007)

Annual Retainer

•                                          $75,000 per year.

Committee Chairman Fees

•                                          $20,000 per year for Audit Committee chair.

•                                          $10,000 per year for each other committee chair.

Committee Member Fees

•                                          $10,000 per year for Audit Committee membership.

•                                          $0 per year for each other committee membership.

Meeting Fees

•                                          If the Board meets more than 10 times per year, each Director will receive a fee of $1,000 per day of meetings.

•                                          If a committee meets more than 10 times per year, each committee member will receive a fee of $1,000 per day of meetings.

Equity Awards

•                                          Pursuant to the Bunge Limited Non-Employee Directors Equity Incentive Plan, each year on the date of the Annual General Meeting, each continuing Director will be granted an option to purchase 5,500 common shares of Bunge Limited.

•                                          Pursuant to the Bunge Limited Non-Employee Directors Equity Incentive Plan, at the time of appointment or election, each new Director will be granted an option to purchase 7,500 common shares of Bunge Limited.

Deferral of Fees

•                                          Directors may defer all or a portion of their fees under the Deferred Compensation Plan for Non-Employee Directors.